                                                                      EXHIBIT 15


United Companies Financial Corporation:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of United Companies Financial Corporation and subsidiaries for the periods ended September 30, 1994 and 1993, as indicated in our report dated November 4, 1994; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1994, is being incorporated by reference in the following: Registration Statement No. 33-15326 on Form S-8 pertaining to the United Companies Financial Corporation 1986 Employee Incentive Stock Option Plan, Registration Statement No. 33-17366 on Form S-8 pertaining to the United Companies Financial Corporation Employees' Savings Plan and Trust, Registration Statement No. 33-29994 on Form S-8 pertaining to the 1989 Stock Incentive Plan and the 1989 Non-Employee Director Stock Option Plan, Registration Statement No. 33-54955 on Form S-8 pertaining to the 1993 Stock Incentive Plan and the 1993 Non-Employee Director Stock Option Plan, Registration Statement No. 33-68626 on Form S-3 pertaining to the registration of 1,951,204 shares of United Companies Financial Corporation Common Stock, Registration Statement No. 33-55227 on Form S-3 pertaining to the registration of $200 million of United Companies Financial Corporation Debt Securities and Preferred Stock and Registration Statement No. 33-52739 on Form S-3 pertaining to the registration of 200,000 shares of United Companies Financial Corporation Common Stock.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.



/s/ DELOITTE & TOUCHE LLP

Baton Rouge, Louisiana
November 4, 1994





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